 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 12, 1995

                                                  REGISTRATION NO. 33-56271
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                --------------

                              AMENDMENT NO. 1

                                    TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                                --------------
                           TELE-COMMUNICATIONS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                                --------------
        DELAWARE                                            84-1260157
    (STATE OR OTHER                                      (I.R.S. EMPLOYER
      JURISDICTION                                     IDENTIFICATION NO.)
  OF INCORPORATION OR           5619 DTC PARKWAY
     ORGANIZATION)       ENGLEWOOD, COLORADO 80111-3000
                                 (303) 267-5500
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                --------------
                             STEPHEN M. BRETT, ESQ.
                           TELE-COMMUNICATIONS, INC.
                                TERRACE TOWER II
                                5619 DTC PARKWAY
                         ENGLEWOOD, COLORADO 80111-3000
                                 (303) 267-5500
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                 COPY TO:
                           ROBERT W. MURRAY JR., ESQ.
                             BAKER & BOTTS, L.L.P.
                                885 THIRD AVENUE
                         NEW YORK, NEW YORK 10022-4834
                                 (212) 705-5000
                                --------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]
                        CALCULATION OF REGISTRATION FEE
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- --------------------------------------------------------------------------------

                                                            PROPOSED MAXIMUM  PROPOSED MAXIMUM
          TITLE OF EACH CLASS OF             AMOUNT TO BE    OFFERING PRICE  AGGREGATE OFFERING    AMOUNT OF
        SECURITIES TO BE REGISTERED           REGISTERED      PER UNIT(1)         PRICE(1)      REGISTRATION FEE
- ----------------------------------------------------------------------------------------------------------------
Preferred Stock(3)(4)......................
- -------------------------------------------
Depositary Shares(4).......................       (2)             (2)               (2)               N/A
- -------------------------------------------
Common Stock(5)............................
- -------------------------------------------
Warrants(6)................................
- ----------------------------------------------------------------------------------------------------------------
  Total..................................   $575,000,000(7)       100%        $575,000,000(7)     $198,276(8)
- ----------------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

(2) Not applicable pursuant to Form S-3 General Instruction II.D.

(3) Subject to note (7) below, there are being registered hereunder an indeterminate number of shares of Preferred Stock as may be sold, from time to time, by the Registrant. There are also being registered hereunder an indeterminate number of shares of Preferred Stock as shall be issuable upon exercise of Warrants (after giving effect to anti-dilution adjustments) to purchase Preferred Stock registered hereby.

(4) Subject to note (7) below, there are being registered hereunder an indeterminate number of Depositary Shares to be evidenced by Depositary Receipts issued pursuant to a Deposit Agreement. In the event the Registrant elects to offer to the public fractional interests in shares of Preferred Stock registered hereunder, Depositary Receipts will be distributed to those persons purchasing such fractional interests, and the shares of Preferred Stock will be issued to the depositary under the Deposit Agreement.

(5) Subject to note (7) below, there are being registered hereunder an indeterminate number of shares of Common Stock as may be sold, from time to time, by the Registrant. There are also being registered hereunder an indeterminate number of shares of Common Stock as shall be issuable upon conversion or redemption of Preferred Stock (after giving effect to anti-dilution adjustments) registered hereby and upon exercise of Warrants (after giving effect to anti-dilution adjustments) to purchase Common Stock registered hereby.

(6) Subject to note (7) below, there are being registered hereunder an indeterminate amount and number of Warrants, representing rights to purchase Preferred Stock or Common Stock registered hereby.

(7) In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement exceed $575,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(8) The entire amount of the registration fee was previously paid by the Registrant.
                                --------------
  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
   Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR   +
+THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THE        +
+SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                              SUBJECT TO COMPLETION

               PRELIMINARY PROSPECTUS DATED JANUARY 11, 1995

PROSPECTUS

                        LOGO TELE-COMMUNICATIONS, INC.

                   COMMON STOCK PREFERRED STOCK WARRANTS

                                  ----------

  Tele-Communications, Inc. (the "Company") may offer from time to time (i) shares of the Company's common stock, which may be Class A Common Stock, $1.00 par value per share ("Class A Common Stock"), Class B Common Stock, $1.00 par value per share ("Class B Common Stock"), and/or any class of common stock that may hereafter be created through an amendment to the Company's Restated Certificate of Incorporation (collectively, "Common Stock"); (ii) shares of the Company's Series Preferred Stock, $.01 par value per share ("Preferred Stock"), which may be issued in the form of depositary shares evidenced by depositary receipts ("Depositary Shares"), and (iii) warrants ("Warrants") to purchase shares of Common Stock or Preferred Stock (which shares of Preferred Stock may be issued in the form of Depositary Shares) (the Common Stock, Preferred Stock and Warrants are collectively referred to as the "Offered Securities"), or any combination of the foregoing, at an aggregate initial offering price not to exceed $575,000,000, at prices and on terms to be determined at or prior to the time of sale. Different classes of Common Stock may be offered in such amounts, at market prices prevailing at the time of sale or at prices and on terms to be determined at or prior to the time of sale and to be set forth in supplements to this Prospectus. See "Description of Common Stock." The Preferred Stock may be issued as convertible Preferred Stock which, unless previously redeemed or otherwise purchased, will be convertible at any time during the specified conversion period into shares of one or more classes of Common Stock. The Preferred Stock may be offered as separate series in amounts, at prices, and on terms to be determined at the time of sale and to be set forth in supplements to this Prospectus. See "Description of Preferred Stock." The Warrants may be issued in one or more separate series and may be offered independent of any offering of Common Stock or Preferred Stock, or may be offered in combination with any offering of Common Stock or Preferred Stock, in which case such Warrants may remain attached to such Common Stock or Preferred Stock or may be separable from such Common Stock or Preferred Stock. See "Description of Warrants."

  The specific terms of the Offered Securities in respect of which this Prospectus is being delivered will be set forth in an accompanying Prospectus Supplement ("Prospectus Supplement"). Such terms shall include, without limitation, the following: (i) in the case of Common Stock, the class, number of shares, initial public offering price, any redemption provisions, any conversion or exchange rights, voting rights, and the terms of the offering and sale thereof; (ii) in the case of Preferred Stock, the designation, number of shares, liquidation preference per share, initial public offering price, dividend rate (or method of calculation thereof), dates on which dividends shall be payable and dates from which dividends shall accrue, any redemption or sinking fund provisions, any conversion or exchange rights, voting rights, and whether the Company has elected to offer the Preferred Stock in the form of Depositary Shares; and (iii) in the case of Warrants, the number and terms thereof, the designation and the number of securities issuable upon their exercise, the exercise price, the exercise period, the initial public offering price, the terms of the offering and sale thereof and, where applicable, the duration and detachability thereof.

  The Company may sell Offered Securities on a negotiated or competitive bid basis to or through underwriters or dealers designated from time to time, which may be a group of underwriters represented by one or more managing underwriters. In addition, the Offered Securities may be sold directly by the Company to other purchasers or through agents. See "Plan of Distribution." The names of any such underwriters, dealers, managing underwriters, purchasers, or agents involved in the sale of the Offered Securities in respect of which this Prospectus is being delivered, the amounts, if any, to be purchased by underwriters and the compensation, if any, of such underwriters, dealers, purchasers, or agents will be set forth in the Prospectus Supplement. See "Plan of Distribution" for possible indemnification arrangements for agents, dealers and underwriters.

  This Prospectus may not be used to consummate sales of Offered Securities unless accompanied by the Prospectus Supplement applicable to the Offered Securities being sold.

  SEE "CERTAIN CONSIDERATIONS" FOR CERTAIN FACTORS THAT SHOULD BE CAREFULLY CONSIDERED BY PROSPECTIVE PURCHASERS OF THE OFFERED SECURITIES.

                                  ----------

THESE  SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES  AND
 EXCHANGE  COMMISSION   OR  ANY  STATE  SECURITIES  COMMISSION  NOR   HAS  THE
  SECURITIES  AND  EXCHANGE COMMISSION  OR  ANY  STATE SECURITIES  COMMISSION
   PASSED  UPON   THE  ACCURACY   OR  ADEQUACY   OF  THIS   PROSPECTUS.  ANY
    REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  ----------

             The date of this Prospectus is January   , 1995.

  The Company was incorporated in 1994 under the name "TCI/Liberty Holding Company" for the purpose of combining the Company's predecessor, Tele-Communications, Inc. (renamed "TCI Communications, Inc." and referred to herein as "TCIC"), and Liberty Media Corporation ("Liberty"). On August 4, 1994 the mergers (the "TCI/Liberty Combination") of TCIC and Liberty with separate wholly-owned subsidiaries of the Company were consummated in a tax-free transaction and each of TCIC and Liberty became wholly-owned subsidiaries of the Company. In connection with the TCI/Liberty Combination, the Company changed its name to Tele-Communications, Inc. and TCIC changed its name to TCI Communications, Inc. UNLESS THE CONTEXT INDICATES OTHERWISE, AS USED IN THIS PROSPECTUS THE TERM "COMPANY" MEANS, ON AND AFTER AUGUST 4, 1994, TELE-COMMUNICATIONS, INC. (FORMERLY NAMED "TCI/LIBERTY HOLDING COMPANY") AND, BEFORE AUGUST 4, 1994, TCIC (FORMERLY NAMED "TELE-COMMUNICATIONS, INC."), AND THEIR RESPECTIVE CONSOLIDATED SUBSIDIARIES.

                           AVAILABLE INFORMATION

  The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended, in connection with this offering. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements, information statements, and other information with the Commission. Such reports, proxy statements, information statements, and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and at 7 World Trade Center, Suite 1300, New York, New York 10048; and copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

  The Company hereby incorporates in this Prospectus by reference the following documents filed with the Commission under the Exchange Act: (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1993, as amended by Form 10-K/A (Amendment 1) (Commission File No. 0-5550), (ii) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994, as amended by Form 10-Q/A (Amendment 1) (Commission File No. 0-5550), (iii) the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1994 (Commission File No. 0-5550), (iv) the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1994, as amended by Form 10-Q/A (Amendment 1) and Form 10-Q/A (Amendment 2) (Commission File No. 0-20421), (v) the Company's Current Reports on Form 8-K dated February 15, 1994, February 25, 1994, April 6, 1994, and May 27, 1994, as amended by Form 8-K/A (Amendment 1) (Commission File No. 0-5550), and (vi) the Company's Current Reports on Form 8-K dated August 5, 1994, August 18, 1994, August 26, 1994, October 27, 1994, and
December 2, 1994 (Commission File No. 0-20421).

  All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the Offered Securities shall be deemed to be incorporated herein by reference and to be a part hereof from the respective dates of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company will provide without charge to each person to whom a Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated by reference herein other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates). Such requests should be addressed to Stephen M. Brett, Esq., Executive Vice President and General Counsel, Tele-Communications, Inc., Terrace Tower II, 5619 DTC Parkway, Englewood, Colorado 80111-3000; telephone (303) 267-5500.

                             CERTAIN CONSIDERATIONS

  The following factors, among others, should be considered carefully before making an investment decision with respect to any Offered Securities.

  Losses. The Company incurred a net loss in each of the three fiscal years in the period ended December 31, 1993 and losses from continuing operations in the fiscal years ended December 31, 1993 and December 31, 1991. The Company had net earnings for the nine-month periods ended September 30, 1994 and 1993. Notwithstanding the losses it has incurred, the Company has been able to, and expects to continue to be able to, satisfy its debt service and other obligations as and when they become due. The Company's Operating Cash Flow (operating income before depreciation, amortization and other non-cash credits or charges) ($1,858 million, $1,637 million, and $1,430 million for the years ended December 31, 1993, 1992 and 1991, respectively, and $1,339 million, and $1,409 million for the nine-month periods ended September 30, 1994 and 1993, respectively) has historically been sufficient to cover its interest expense ($731 million, $718 million, and $826 million for the years ended December 31, 1993, 1992, and 1991, respectively, and $568 million and $549 million for the nine-month periods ended September 30, 1994 and 1993, respectively). The Company's interest coverage ratio for the years ended December 31, 1993, 1992, and 1991 was 254%, 228%, and 173%, respectively, and for the nine months ended September 30, 1994 and 1993 was 236% and 257%, respectively. Operating Cash Flow is a measure of value and borrowing capacity within the cable television industry and is not intended to be a substitute for cash flows provided by operating activities, a measure of performance prepared in accordance with generally accepted accounting principles, and should not be relied upon as such.

  Ratios of Earnings to Combined Fixed Charges and Preferred Stock
Dividends. The ratio of earnings to combined fixed charges and preferred stock dividends was 1.02 and 1.22 for the years ended December 31, 1992 and 1993, respectively, and 1.32 and 1.04 for the nine months ended September 30, 1993 and 1994, respectively. The ratio of earnings to combined fixed charges and preferred stock dividends was less than 1.00 for the years ended December 31, 1991, 1990, and 1989 as earnings available for combined fixed charges and preferred stock dividends were inadequate to cover combined fixed charges and preferred stock dividends for such periods. See "Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends." The amounts of the coverage deficiencies for the years ended December 31, 1991, 1990, and 1989 were $177,000,000, $399,000,000, and $430,000,000, respectively. On a pro forma basis, the effect of (i) the proposed merger with TeleCable Corporation and
(ii) the TCI/Liberty Combination would change the historical ratios of earnings to combined fixed charges and preferred stock dividends for the nine months ended September 30, 1994 from 1.04 to 1.31 and for the year ended December 31, 1993 from 1.22 to 1.18. For the ratio calculations, earnings available for combined fixed charges and preferred stock dividends consist of earnings (losses) before income taxes plus combined fixed charges and preferred stock dividends (minus capitalized interest), distributions from and (earnings) losses of less than 50%-owned affiliates with debt not guaranteed by the Company (net of earnings not distributed of less than 50%-owned affiliates), and minority interest in earnings (losses) of consolidated subsidiaries (other than preferred stock dividend requirements). Combined fixed charges and preferred stock dividends consist of (i) interest (including capitalized interest) on indebtedness, excluding interest to 50%-owned affiliates, (ii) the Company's proportionate share of interest of 50%-owned affiliates, (iii) that portion of rental expense the Company believes to be representative of interest (one-third of rental expense), (iv) amortization of deferred debt expense, (v) that portion of minority interest in earnings of consolidated subsidiaries that represents preferred stock dividend requirements, excluding preferred stock dividend requirements to 50%-owned affiliates, and (vi) preferred stock dividend requirements of 50%-owned affiliates, other than amounts to the Company. The Company has guaranteed the debt of certain less than 50%-owned affiliates and certain other entities in which it has an interest. Fixed charges of $13,833,000, $2,517,000, $506,000, $710,000, and
$745,000 relating to such guarantees for the years ended December 31, 1993, 1992, 1991, 1990, and 1989 respectively, and fixed charges of $10,676,000 and $1,888,000 relating to such guarantees for the nine months ended September 30, 1994 and 1993, respectively, and on a pro forma basis, fixed charges of $10,676,000 and $14,365,000 relating to such guarantees for the nine months ended September 30, 1994 and for the year ended December 31, 1993, respectively, have not been included in fixed charges.

  Holding Company Structure; Restrictions on Dividends. The Company is a holding company and its assets consist solely of investments in its subsidiaries. All of the consolidated liabilities of the Company have been incurred by its subsidiaries. The Company's rights, and therefore the extent to which the holders of Common Stock and Preferred Stock will be able to participate in the distribution of assets of any subsidiary upon the latter's liquidation or reorganization, will be subject to prior claims of the subsidiary's creditors, including trade creditors, except to the extent that the Company may itself be a creditor with recognized claims against such subsidiary (in which case the claims of the Company would still be subject to the prior claims of any secured creditor of such subsidiary and of any holder of indebtedness of such subsidiary that is senior to that held by the Company).

  The Company's ability to pay dividends on the Common Stock or Preferred Stock, and on any other classes and series of securities ranking on a parity with the Common Stock or any class or series of Preferred Stock, is dependent upon the ability of the Company's subsidiaries to distribute amounts to the Company in the form of dividends, loans, or advances or in the form of repayment of loans and advances from the Company. The subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any dividends on the Common Stock or Preferred Stock or to make any funds available therefor, whether by dividends, loans, or other payments. The payment of dividends, loans, or advances to the Company by its subsidiaries may be subject to statutory or regulatory restrictions, is contingent upon the cash flows generated by those subsidiaries, and is subject to various business considerations. Further, certain of the Company's subsidiaries are subject to loan agreements that prohibit or limit the transfer of funds by such subsidiaries to the Company in the form of dividends, loans, or advances and require that such subsidiaries' indebtedness to the Company be subordinate to the indebtedness under such loan agreements. The amount of net assets of subsidiaries subject to such restrictions exceeds the Company's consolidated net assets.

                                  THE COMPANY

  The Company, through its subsidiaries and affiliates, is principally engaged in the construction, acquisition, ownership, and operation of cable television systems and the provision of satellite-delivered video entertainment, information, and home shopping programming services to various video distribution media, principally cable television systems. The Company also has investments in cable and telecommunications operations and television programming in certain international markets as well as investments in companies and joint ventures involved in developing and providing programming for new television and telecommunications technologies. The Company is a Delaware corporation and its executive offices are located at Terrace Tower II, 5619 DTC Parkway, Englewood, Colorado 80111-3000; telephone (303) 267-5500.

  The Company is organized into four principal business groups: Domestic Cable and Communications; Domestic Programming; International Cable and Programming; and Technology/Venture Capital.

DOMESTIC CABLE AND COMMUNICATIONS

  Based on the number of basic subscribers served by the Company and its affiliates, the Company is the largest provider of cable television services in the United States. At September 30, 1994, the Company, through its subsidiaries, operated cable television systems serving approximately 11.3 million basic subscribers throughout the continental United States and Hawaii (12.1 million after giving pro forma effect to the proposed merger with TeleCable Corporation). In addition, at December 31, 1993, the Company's affiliates accounted for under the equity method provided cable television services to approximately 4.7 million basic subscribers.

  In addition to its cable television systems, the Company has an investment, along with other cable television operators, in Teleport Communications Group, Inc. ("TCG"). TCG believes that, based on the number of route miles served by TCG and its subsidiaries, it is the nation's largest competitive access provider. The Company intends to expand further its telephony investments as permitted by applicable federal and state regulatory authorities. The Company also has an investment in Primestar Partners, a direct broadcast satellite service.

  Subsidiaries of the Company, Comcast Corporation ("Comcast"), Cox Cable Communications, Inc. ("Cox"), and Sprint Corporation ("Sprint") have formed a partnership ("WirelessCo") to engage in the business of providing wireless communications services on a nationwide basis. At the date of this Prospectus, through WirelessCo, the partners are bidding for broadband personal communications services ("PCS") licenses in auctions (the "PCS Auctions") being conducted by the Federal Communications Commission. The PCS Auctions commenced in December 1994, and WirelessCo applied for eligibility to bid for licenses in 39 of the 51 Major Trading Areas ("MTAs") for which PCS licenses are being auctioned. WirelessCo may also invest in, affiliate with, or acquire licenses from successful bidders in the PCS Auctions. The Company owns a 30% interest in WirelessCo. Subsidiaries of Cox, Sprint, and the Company have also formed a separate partnership, in which the Company owns a 35.3% interest, to bid for PCS licenses for the Philadelphia MTA. The Company cannot predict the cost of obtaining licenses in the PCS Auctions or the likelihood that WirelessCo and the Philadelphia partnership will be successful bidders for any of the PCS licenses for which they have applied to bid. If the respective bidding strategies of WirelessCo and the Philadelphia partnership are successful, however, the capital required to fund the license costs and the construction of the PCS systems will be substantial and the Company's share thereof would represent a material increase in its capital requirements.

  The Company, Comcast, Cox (collectively, the "Cable Partners"), and Sprint have also agreed upon the basis upon which they would negotiate a definitive agreement for the formation of a partnership ("NewTelco") to engage in the business of providing local wireline communications services to residences and businesses on a nationwide basis, using cable television facilities of the Cable Partners and other cable television operators that agree to affiliate with NewTelco. The parties intend that the Cable Partners would contribute their interests in TCG and its affiliated entities and other competitive access businesses to NewTelco. The Company currently owns an approximately 29.9% interest in TCG and would own a 30% interest in NewTelco. The modification or repeal of existing regulatory and legislative barriers to competition in the local telephony market will be necessary in order for NewTelco to provide its proposed services in most states. Formation of NewTelco is subject to certain conditions including the negotiation of a definitive partnership agreement and contribution agreement. The contributions of TCG and other competitive access businesses to NewTelco will be subject, among other things, to the receipt of necessary regulatory and other consents and approvals.

DOMESTIC PROGRAMMING

  The Company and its affiliates provide satellite-delivered video entertainment, information, and home shopping television services to video distribution outlets, including cable television systems, broadcast television stations, and the direct-to-home satellite market. The Company has ownership interests in several domestic programming businesses, including Turner Broadcasting System, Inc.; Discovery Communications, Inc.; Home Shopping Network Inc.; QVC, Inc.; Encore Media Corporation; BET Holdings, Inc.; International Family Entertainment; E! Entertainment Television; and two national and 15 regional sports networks. Recently, the Company launched STARZ!, a first-run premium programming service. The Company is also the owner of Netlink USA, one of the larger providers, based on its number of subscribers, of programming packages to home satellite dish owners.

INTERNATIONAL CABLE AND PROGRAMMING

  The Company has significant investments in cable and telecommunications operations and television programming in international markets. The Company seeks to invest in markets with favorable regulatory environments and attractive growth opportunities. Among its overseas investments, the Company has a 38.7% interest in TeleWest Communications plc ("TeleWest"), a joint venture with U S WEST Communications, Inc. TeleWest provides cable television and residential and business cable telephony in the United Kingdom. The Company also has a majority interest in Flextech plc, which provides television programming in the United Kingdom through its interests in Bravo, The Children's Channel, UK Gold, UK Living and The Family Channel UK. Through certain other joint ventures, the Company has interests in cable television systems and television programming in Hungary, Norway, Sweden, Israel, Ireland, Malta, France, Chile, Puerto Rico, the Dominican Republic, New Zealand, Australia, Singapore, and Japan.

TECHNOLOGY/VENTURE CAPITAL

  The Company is an investor in companies and joint ventures involved in developing and providing programming for new television and telecommunications technologies. Current investments and technologies under development include interactive and set-top box technology, entertainment software, and other services for wireline and wireless switched broadband interactive networks. The Company has formed a joint venture with Sega of America and Time Warner Entertainment Company, L.P. to develop and market the first video game channel, called "The Sega Channel." More recently, the Company has made investments in TSX Corporation, a producer of communications equipment, and Interactive Network, Inc., a developer of interactive television programming systems. The Company has announced a proposed investment in Acclaim Entertainment, Inc. ("Acclaim") and the formation of a joint venture with Acclaim that will develop, acquire and distribute games and other interactive entertainment software over various telecommunications networks. The Company has also created the National Digital Television Center, a provider of digital compression and authorization services to programming suppliers and to cable television systems and other video distribution outlets.

  In addition to its technology investments, the Company operates Western Tele-Communications, Inc., a wholesale provider of long distance video, voice, data and other telecommunications services.


                                USE OF PROCEEDS

  The net proceeds to the Company from the sale of the Offered Securities may be used, together with internally generated funds: (i) for general corporate purposes, which may include funding of current and future (a) investments, both domestic and international, in cable, satellite, and telephony distribution systems and related ventures, (b) programming investments and/or (c) developmental expenses and investments in new telecommunications technologies and related programming; (ii) to repay, redeem, or repurchase outstanding indebtedness; (iii) for acquisitions, capital expenditures, and working capital requirements; and/or (iv) for such other purposes as may be specified in a Prospectus Supplement. All or a portion of such proceeds may be advanced to subsidiaries of the Company in the form of loans or as a contribution to capital.


  A description of any indebtedness to be repaid with the proceeds of the Offered Securities will be set forth in the Prospectus Supplement. Specific plans, arrangements, or agreements, written or oral, with respect to any material acquisitions by the Company by merger or otherwise, or with respect to any material disposition of assets by the Company, if any, will, to the extent not disclosed in a document incorporated by reference herein, be disclosed in the Prospectus Supplement.

  Pending application of the net proceeds to the foregoing uses, the net proceeds will be added to working capital and invested in short-term interest-bearing obligations.

               RATIOS OF EARNINGS TO COMBINED FIXED CHARGES

                      AND PREFERRED STOCK DIVIDENDS

  The following table sets forth the Company's ratios of earnings to combined fixed charges and preferred stock dividends for the nine month periods ended September 30, 1994 and 1993 and for each of the five fiscal years in the period ended December 31, 1993. The table also sets forth the unaudited pro forma ratios of earnings to combined fixed charges and preferred stock dividends for the nine months ended September 30, 1994 and for the fiscal year ended December 31, 1993, giving pro forma effect to (i) the proposed merger with TeleCable Corporation and (ii) the TCI/Liberty Combination, which was effected on August 4, 1994, as if such transactions had occurred prior to January 1, 1993. The pro forma ratios are not necessarily indicative of the ratios of earnings to combined fixed charges and preferred stock dividends that would have been obtained if such transactions had been effective at or prior to January 1, 1993.

                          NINE MONTHS ENDED
                            SEPTEMBER 30,           YEAR ENDED DECEMBER 31,
                        --------------------- ------------------------------------
                        PRO FORMA             PRO FORMA
                          1994    1994  1993    1993    1993  1992  1991 1990 1989
                        --------- ----- ----- --------- ----- ----- ---- ---- ----
Ratio of earnings to
 combined
 fixed charges and pre-
 ferred stock divi-
 dends(1)..............   1.31x   1.04x 1.32x   1.18x   1.22x 1.02x  --   --   --

- --------

(1) For the ratio calculations, earnings available for combined fixed charges and preferred stock dividends consist of earnings (losses) before income taxes plus combined fixed charges and preferred stock dividends (minus capitalized interest), distributions from and (earnings) losses of less than 50%-owned affiliates with debt not guaranteed by the Company (net of earnings not distributed of less than 50%-owned affiliates), and minority interests in earnings (losses) of consolidated subsidiaries (other than preferred stock dividend requirements). Combined fixed charges and preferred stock dividends consist of (i) interest (including capitalized interest) on indebtedness, excluding interest to 50%-owned affiliates,
    (ii) the Company's proportionate share of interest of 50%-owned affiliates, (iii) that portion of rental expense the Company believes to be representative of interest (one-third of rental expenses), (iv) amortization of deferred debt expense, (v) that portion of minority interest in earnings of consolidated subsidiaries that represents preferred stock dividend requirements, excluding preferred stock dividend requirements to 50%-owned affiliates, and (vi) preferred stock dividend requirements of 50%-owned affiliates, other than amounts payable to the Company. The Company has guaranteed the debt of certain less than 50%- owned affiliates and certain other entities in which it has an interest. Fixed charges of $13,833,000, $2,517,000, $506,000, $710,000, and $745,000
    relating to such guarantees for the years ended December 31, 1993, 1992, 1991, 1990, and 1989, respectively, and $10,676,000 and $1,888,000 for the nine months ended September 30, 1994 and 1993, respectively, and, on a pro forma basis, fixed charges of $10,676,000 and $14,365,000 relating to such guarantees for the nine months ended September 30, 1994 and for the year ended December 31, 1993, respectively, have not been included in fixed charges. The ratio of earnings to combined fixed charges and preferred stock dividends was less than 1.00 for the years ended December 31, 1991, 1990, and 1989 as earnings available for combined fixed charges and preferred stock dividends were inadequate to cover combined fixed charges and preferred stock dividends for such periods. The amount of the coverage deficiencies for the years ended December 31, 1991, 1990, and 1989 were $177,000,000, $399,000,000, and $430,000,000, respectively. On a pro forma basis, the effect of (i) the proposed merger with TeleCable Corporation and (ii) the TCI/Liberty Combination would change the historical ratios of earnings to combined fixed charges and preferred stock dividends for the nine months ended September 30, 1994 from 1.04 to 1.31 and for the year ended December 31, 1993 from 1.22 to 1.18.

                       DESCRIPTION OF COMMON STOCK

  Class A and Class B Common Stock. The statements below describing the Class A Common Stock and the Class B Common Stock are in general terms and in all respects are subject to and qualified in their entirety by reference to the applicable provisions of the Company's Restated Certificate of Incorporation and Bylaws.

  The Company is authorized to issue 1,100,000,000 shares of Class A Common Stock and 150,000,000 shares of Class B Common Stock. Each share of Class A Common Stock has one vote and each share of Class B Common Stock has 10 votes per share. The Class A and Class B Common Stock are otherwise identical in all respects, except that each share of Class B Common Stock is convertible into one share of Class A Common Stock at the option of the holder. A number of shares of Class A Common Stock equal to the number of shares of Class B Common Stock outstanding from time to time are set aside and reserved for issuance upon conversion of shares of Class B Common Stock. The Class A Common Stock is not convertible into Class B Common Stock.

  Subject to the preferential rights, if any, of holders of any then outstanding preferred stock, the holders of the Class A and Class B Common Stock are entitled to receive dividends when and as declared by the Board of Directors out of funds legally available for such payment. Holders of Class A and Class B Common Stock have no preemptive rights to purchase additional shares. Subject to the preferential rights of holders of any then outstanding preferred stock, the holders of Class A and Class B Common Stock are entitled to share ratably in the assets of the Company available for distribution to stockholders in the event of the Company's liquidation, dissolution, or winding up.

  The holders of the Class A and Class B Common Stock vote as one class for the election of directors and have no cumulative voting rights in the election of directors. The Company's Restated Certificate of Incorporation also provides that the Board of Directors be divided into three classes of approximately equal size, with one class to be elected for a three-year term at each annual meeting of stockholders.

  The Restated Certificate of Incorporation may be amended or repealed only upon a vote of the holders of 66 2/3% of the total voting power of the outstanding Class A and Class B Common Stock and any then outstanding preferred stock entitled to vote with the Class A and Class B Common Stock generally on matters submitted to stockholders for a vote (collectively "Voting Stock"), voting as one class, and the Company's Bylaws may be amended only upon the affirmative vote of at least 75% of the members of the Board of Directors, or by a vote of holders of 66 2/3% of the total voting power of the outstanding Voting Stock, voting as a single class. In addition, the Restated Certificate of Incorporation provides that, subject to the rights of the holders of any class or series of preferred stock, a vote of the holders of 66 2/3% of the total voting power of the outstanding Voting Stock, voting as a single class, is required to remove directors (who may be removed only for cause) and to approve dissolution and certain mergers, consolidations, sales of assets, and similar transactions.

  Other Classes of Common Stock. The Company may create, after the date of this Prospectus, one or more additional classes of Common Stock through an amendment to the Company's Restated Certificate of Incorporation. Any such amendment would require a vote of the holders of 66 2/3% of the total voting power of the outstanding Voting Stock, voting as a single class. See "Class A and Class B Common Stock" above. Except as described in a Prospectus Supplement relating to a new class of Common Stock, any additional classes of Common Stock will be identical in all respects to the Class A and Class B Common Stock.

  On November 17, 1994, the Company announced that its Board of Directors had approved a plan to create several new classes of Common Stock intended to track and reflect the performance of each of the Company's four principal business groups ("Tracking Common Stock"). Those groups comprise the following operations of the Company: Domestic Cable and Communications; Domestic Programming; International Cable and Programming; and Technology/Venture Capital. For a summary description of each group, see "The Company." The Tracking Common Stock may be initially issued in any one or more of several ways to be determined by the Board of Directors, including as a rights offering or an exchange offer to stockholders; as a distribution on outstanding shares of Class A and Class B Common Stock; in one or more public offerings for cash; in connection with future acquisitions or investments; or in a sale to strategic investors. After the issuance of any class of Tracking Common Stock, holders of such class would remain stockholders of the Company. Accordingly, the Company would continue to be the owner of the subsidiaries in which the four business groups are conducted, and holders of Tracking Common Stock would have no direct equity interest in any such subsidiary. The issuance of any class of Tracking Common Stock is subject to various contingencies, including the approval of an amendment to the Company's Restated Certificate of Incorporation, which would authorize each class of Tracking Common Stock, by the holders of 66 2/3% of the total voting power of the outstanding Voting Stock, voting as a single class, and further approvals by the Board of Directors of the Company of the issuance of any class of Tracking Common Stock. There can be no assurance that all such contingencies will be satisfied (including that such approvals will be obtained) or that any class of Tracking Common Stock will ultimately be issued by the Company.

  The Prospectus Supplement relating to any class of Common Stock that is created after the date of this Prospectus will set forth (i) the title of such class of Common Stock and the number of shares offered; (ii) any special dividend rights; (iii) any special rights on liquidation; (iv) any redemption provisions; (v) any conversion or exchange rights; (vi) voting rights; and (vii) any relative, participating, optional, and special rights and qualifications, limitations, and restrictions that are different from or in addition to those pertaining to the Class A and Class B Common Stock. If any class of such Common Stock consists of Tracking Common Stock, the Prospectus Supplement relating thereto will also include a detailed description of the business group the performance of which such Tracking Common Stock is intended to reflect, combined financial information for such business group prepared in accordance with generally accepted accounting principles, and a management's discussion and analysis of financial condition and results of operations of such business group.

                      DESCRIPTION OF PREFERRED STOCK

  The Company is authorized to issue up to 12,375,096 shares of preferred stock, divided into 700,000 shares of Class A Preferred Stock ("Class A Preferred Stock"), 1,675,096 shares of Class B 6% Cumulative Redeemable Exchangeable Junior Preferred Stock ("Class B Preferred Stock"), and 10,000,000 shares of Series Preferred Stock. The Series Preferred Stock is issuable in one or more series, with such designations, preferences, and relative, participating, optional, or other special rights, qualifications, limitations, or restrictions thereof as shall be stated or expressed in a resolution or resolutions providing for the issue of such series adopted by the Board of Directors. All shares of any one series of the Series Preferred Stock are required to be alike in every particular and all series are required to rank equally and be identical in all respects, except insofar as they may vary with respect to matters which the Board of Directors is expressly authorized by the Company's Restated Certificate of Incorporation to determine in the resolution or resolutions providing for the issue of any series of the Series Preferred Stock. As of the date of this Prospectus, the Company has issued and outstanding three series of Series Preferred Stock and the Board of Directors has approved the issuance of a fourth series of Series Preferred Stock. For a description of each outstanding class and series of the Company's preferred stock and of the fourth series of Series Preferred Stock proposed to be issued by the Company, see "--Outstanding Preferred Stock" below.

  As described under "Description of Depositary Shares" below, the Company may, at its option, elect to offer Depositary Shares evidenced by depositary receipts, each representing an interest in a fraction (to be specified in the Prospectus Supplement relating to the particular series of Preferred Stock) of a share of the particular series of Preferred Stock issued and deposited with a depositary, in lieu of offering any shares of such series of Preferred Stock. See "Description of Depositary Shares."

  The Preferred Stock shall have the dividend, liquidation, redemption, and voting rights set forth below unless otherwise provided in a Prospectus Supplement relating to a particular series of the Preferred Stock. Reference is made to the Prospectus Supplement relating to the particular series of the Preferred Stock offered thereby for specific terms, including: (a) the designation of such Preferred Stock and the number of shares offered; (b) the amount of liquidation preference per share; (c) the initial public offering price at which such Preferred Stock will be issued; (d) the dividend rate (or method of calculation), the dates on which dividends shall be payable and the dates from which dividends shall commence to cumulate, if any; (e) any redemption or sinking fund provisions; (f) any conversion or exchange rights;
(g) whether the Company has elected to offer Depositary Shares as described below under "Description of Depositary Shares;" and (h) any additional voting and other rights, preferences, privileges, limitations, and restrictions of such series of Preferred Stock.

  The Preferred Stock will, when issued, be fully paid and nonassessable and will have no preemptive rights. The rights of the holders of each series of the Preferred Stock to receive dividends and distributions of assets will be subordinate to those of the Company's general creditors, but superior to the rights of holders of any capital stock of the Company ranking junior to the Preferred Stock as to the payment of dividends, rights of redemption, and rights on liquidation, including the Class A and Class B Common Stock. See "Certain Considerations--Holding Company Structure; Restrictions on Dividends."

DIVIDEND RIGHTS

  Holders of Preferred Stock of each series will be entitled to receive, when, as, and if declared by the Board of Directors of the Company, out of funds of the Company legally available therefor, cash dividends on such dates and at such rates as are set forth in, or as are determined by the method described in, the Prospectus Supplement relating to such series of Preferred Stock. Such rate may be fixed or variable or both. Each such dividend will be payable to the holders of record as they appear on the stock books of the Company (or, if applicable, the records of the Depositary (as hereinafter defined) referred to under "Description of Depositary Shares") on such record dates, fixed by the Board of Directors of the Company, as specified in the Prospectus Supplement relating to such series of Preferred Stock.

  Such dividends may be cumulative or noncumulative, as provided in the Prospectus Supplement relating to such series of Preferred Stock. If the Board of Directors of the Company fails to declare a dividend payable on a dividend payment date on any series of Preferred Stock for which dividends are noncumulative, then the right to receive a dividend in respect of the dividend period ending on such dividend payment date will be lost, and the Company will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment dates. Dividends on the shares of each series of Preferred Stock for which dividends are cumulative will accrue from the date on which the Company initially issues shares of such series.

  Unless otherwise specified in the applicable Prospectus Supplement, if at any time the Company shall have failed to pay, or declare and set aside the consideration sufficient to pay, full dividends on any series of Preferred Stock for the immediately preceding dividend period (or, if such Preferred Stock is cumulative, for all prior dividend periods), and until such dividends (or, if such Preferred Stock is cumulative, full cumulative dividends) are paid, or declared and the consideration sufficient to pay the same in full is set aside for such purpose and for no other purpose, the Company may not (i) declare or pay any dividend on or make any distribution with respect to any class or series of capital stock of the Company ranking pari passu with or junior to such series of Preferred Stock, except for dividends declared and paid on any such stock ranking on a parity basis with such Preferred Stock contemporaneously and on a pro rata basis with dividends declared and paid on such Preferred Stock, or (ii) redeem or otherwise acquire any shares of such series of Preferred Stock, any parity stock, or any junior stock unless all then outstanding shares of such Preferred Stock and any other class or series of parity stock that by the terms of the instrument creating or evidencing such parity stock is required to be redeemed under such circumstances are redeemed. The failure of the Company to pay, or declare and set aside the consideration sufficient to pay, full dividends (or, if such Preferred Stock is cumulative, full cumulative dividends) on any series of Preferred Stock shall not prevent the Company from (i) paying any dividends on junior stock solely in shares of junior stock or the redemption or other acquisition of junior stock solely in exchange for (together with a cash adjustment for fractional shares, if any) shares of junior stock or (ii) paying any dividends on parity stock solely in shares of parity stock or junior stock (or both) or the redemption or other acquisition of shares of such series of Preferred Stock or parity stock solely in exchange for shares junior stock.

LIQUIDATION PREFERENCES

  Unless otherwise specified in the applicable Prospectus Supplement, in the event of any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, the holders of each series of Preferred Stock will be entitled to receive out of the assets of the Company available for distribution to stockholders, before any distribution of assets is made to the holders of any capital stock of the Company ranking junior to the shares of such series of Preferred Stock, the amount set forth in the Prospectus Supplement relating to such series of Preferred Stock. If, upon any voluntary or involuntary liquidation, dissolution, or winding up of the Company, the assets of the Company available for distribution to the holders of shares of such series of Preferred Stock and any other shares of capital stock of the Company ranking on a parity with shares of such Preferred Stock upon liquidation will not be sufficient to pay in full all amounts to which such holders are entitled, no such distribution will be made on account of any other class or series of capital stock ranking on a parity as to liquidation preference with the shares of such Preferred Stock unless proportionate distributive amounts are paid on account of shares of such series of Preferred Stock and shares of such parity stock ratably in proportion to the full respective preferential amounts to which they are entitled. After payment to the holders of Preferred Stock of the full preferential amounts of the liquidating distribution to which they are entitled, the holders thereof will be entitled to no further participation in any distribution of assets by the Company.

REDEMPTION

  A series of the Preferred Stock may be redeemable, in whole or from time to time in part, at the option of the Company or the holder (or both), and may be subject to mandatory redemption pursuant to a sinking fund or otherwise, in each case upon terms, at the times, and at the redemption prices set forth in the Prospectus Supplement relating to such series. Unless otherwise provided in the applicable Prospectus Supplement, shares of a series of Preferred Stock redeemed by the Company will be restored to the status of authorized but unissued shares of Series Preferred Stock.

  In the event that fewer than all of the outstanding shares of a series of Preferred Stock are to be redeemed, whether by mandatory or optional redemption, the number of shares to be redeemed will be determined by lot or pro rata (subject to rounding to avoid fractional shares) as may be determined by the Company or by any other method as may be determined by the Company in its sole discretion to be equitable. From and after the redemption date (unless default is made by the Company in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any) dividends will cease to accumulate on the shares of Preferred Stock called for redemption and all rights of the holders thereof (except the right to receive the redemption price plus accumulated and unpaid dividends, if any) will cease.



  Unless otherwise specified in the applicable Prospectus Supplement, if the Company fails to redeem any shares of a series of Preferred Stock required to be redeemed on a redemption date, and until such shares are redeemed in full, the Company may not declare or pay any dividend on or make any distribution with respect to any class or series of capital stock ranking junior to such series of Preferred Stock, and neither the Company nor any subsidiary may redeem any parity stock or junior stock, or purchase or otherwise acquire any shares of such series of Preferred Stock, parity stock or junior stock. The failure of the Company to so redeem shares of such series of Preferred Stock shall not prevent the Company from (i) paying any dividends on junior stock solely in shares of junior stock or the redemption or other acquisition of junior stock solely in exchange for (together with a cash adjustment for fractional shares, if any) shares of junior stock or (ii) the redemption or other acquisition of shares of such Preferred Stock or parity stock solely in exchange for shares of parity stock or junior stock (or both).

EXCHANGE OR CONVERSION RIGHTS

  The terms, if any, on which shares of Preferred Stock of any series may be exchanged for or converted (mandatorily or otherwise) into shares of a particular class of Common Stock, another series of Preferred Stock or any other capital stock of the Company will be set forth in the Prospectus Supplement relating thereto.

VOTING RIGHTS

  Except as indicated in a Prospectus Supplement relating to a particular series of the Preferred Stock, or except as required by applicable law, the holders of the Preferred Stock will not be entitled to vote for any purpose.

OUTSTANDING PREFERRED STOCK

  The following is a brief description of certain terms of the outstanding classes and series of preferred stock of the Company. The description does not purport to be complete and is qualified in its entirety by reference to the Company's Restated Certificate of Incorporation (including the Certificate of Designations with respect to each outstanding series of Series Preferred Stock).

  Class A Preferred Stock. The Company is authorized to issue 700,000 shares of Class A Preferred Stock, of which 592,798 were issued and outstanding as of the date of this Prospectus and all of which were held by a wholly owned subsidiary of the Company. The dividend, liquidation, and redemption features of the Class A Preferred Stock, each of which is discussed below, are determined by reference to the liquidation value of the Class A Preferred Stock, which as of any date of determination will be equal, on a per share basis, to the sum of
(i) $322.84, plus (ii) all dividends accrued on such share through the dividend payment date on or immediately preceding such date of determination to the extent not paid on or before such date, plus (iii), for purposes of determining liquidation and redemption payments, all unpaid dividends accrued on the sum of clauses (i) and (ii) above, to such date of determination.

  Subject to the prior preferences and other rights of any class or series of preferred stock ranking prior to the Class A Preferred Stock with respect to the declaration or payment of dividends, the holders of Class A Preferred Stock are entitled to receive preferential cumulative cash dividends when and as declared by the Board of Directors out of unrestricted funds legally available therefor. Dividends accrue cumulatively at an annual rate of 9 3/8% of the liquidation value per share, whether or not such dividends are declared or funds are legally or contractually available for payment of dividends. Dividends not paid on any dividend payment date are added to the liquidation value on such date and remain a part thereof until such dividends and all dividends accrued thereon are paid in full.

  Upon the dissolution, liquidation, or winding up of the Company, holders of Class A Preferred Stock will be entitled to receive from the assets of the Company available for distribution to stockholders an amount in cash or property or a combination thereof, per share, equal to the liquidation value.

  The Class A Preferred Stock is subject to optional redemption at any time by the Company, in whole or in part, and to mandatory redemption by the Company on the twelfth anniversary of the issue date, in each case at a redemption price per share equal to the liquidation value of the Class A Preferred Stock.

  The Class A Preferred Stock ranks senior to the Class A and Class B Common Stock and Class B Preferred Stock and on a parity basis with the Series C Preferred Stock (as defined below) and the Series E Preferred Stock (as defined below) as to dividend rights, rights to redemptions and rights on liquidation.

  For so long as any dividends are in arrears on the Class A Preferred Stock or any class or series of preferred stock of the Company ranking pari passu with the Class A Preferred Stock which is entitled to payment of cumulative dividends prior to the redemption or other acquisition of the Class A Preferred Stock, and until all dividends accrued up to the immediately preceding dividend payment date on the Class A Preferred Stock and any such parity stock shall have been paid or declared and set apart so as to be available for payment in full thereof and for no other purpose, neither the Company nor any subsidiary thereof may redeem or otherwise acquire any shares of Class A Preferred Stock, any parity stock, or any class or series of capital stock of the Company ranking junior to the Class A Preferred Stock, or set aside any money or assets for any such purpose, unless all of the outstanding shares of Class A Preferred Stock and such parity stock are redeemed. For so long as any dividends are in arrears on the Class A Preferred Stock and until all dividends accrued up to the immediately preceding dividend payment date on the Class A Preferred Stock shall have been paid or declared and set apart so as to be available for payment in full thereof and for no other purpose, the Company may not declare or pay any dividend on or make any distribution with respect to any junior stock or parity stock or set aside any money or assets for any such purpose,
except for dividends      declared and paid on parity stock contemporaneously
and on a pro rata basis with dividends declared and paid on the Class A Preferred Stock. If the Company fails to redeem shares of Class A Preferred Stock required to be redeemed on a redemption date, the Company may not declare or pay any dividend on or make any distribution with respect to any junior stock or set aside money or assets for any such purpose, and neither the Company nor any subsidiary may redeem any parity stock or junior stock, or purchase or otherwise acquire any Class A Preferred Stock, parity stock or junior stock, or set aside any money or assets for any such purpose, until such shares are redeemed in full. The failure of the Company to pay any dividends on any class or series of parity stock or to redeem on any date fixed for redemption any shares of Class A Preferred Stock shall not prevent the Company from (i) paying any dividends on junior stock solely in shares of junior stock or the redemption or other acquisition of junior stock solely in exchange for (together with a cash adjustment for fractional shares, if any), or (but only in the case of failure to pay dividends on any parity stock) through the application of the proceeds from the sale of shares of junior stock; or (ii) the payment of dividends on any parity stock solely in shares of parity stock and/or junior stock or the redemption or other acquisition of Class A Preferred Stock or parity stock solely in exchange for (together with a cash adjustment for fractional shares, if any), or (but only in the case of a failure to pay dividends on any parity stock) through the application of the proceeds from the sale of shares of parity stock and/or junior stock.

  The Class A Preferred Stock has no voting rights, except as required by the Delaware General Corporation Law (the "DGCL"), and except that at such time as any shares of Class A Preferred Stock are not held by the Company or its majority-owned subsidiaries, such shares will vote with the Class A and Class B Common Stock, on the basis of one vote per share, in any general election of directors of the Company.

  Class B Preferred Stock. The Company is authorized to issue 1,675,096 shares of Class B Preferred Stock, all of which were issued and outstanding as of the date of this Prospectus. Subject to the prior preferences and other rights of any class or series of preferred stock ranking prior to the Class B Preferred Stock with respect to the payment of dividends, the holders of Class B Preferred Stock are entitled to receive preferential cumulative dividends, when and as declared by the Board of Directors out of unrestricted funds legally available therefor. Dividends accrue cumulatively (but without compounding) at an annual rate of 6% of the stated liquidation value of $100 per share (the "Stated Liquidation Value"), whether or not such dividends are declared or funds are legally available for the payment of dividends. Accrued dividends are payable annually and, in the sole discretion of the Board of Directors, may be declared and paid in cash, in shares of Class A Common Stock or in any combination of the foregoing. Accrued dividends not paid as provided above on any dividend payment date will accumulate and such accumulated unpaid dividends may be declared and paid in cash, shares of Class A Common Stock, or any combination thereof at any time without reference to any regular dividend payment date to holders of record of Class B Preferred Stock as of a special record date fixed by the Board of Directors. No interest or additional dividends will accrue or be payable with respect to any dividend payment on the Class B Preferred Stock that may be in arrears or with respect to that portion of any other payment on the Class B Preferred Stock that is in arrears which consists of accumulated or accrued and unpaid dividends.

  Upon the liquidation, dissolution, or winding up of the Company, the holders of Class B Preferred Stock will be entitled, after payment of preferential amounts on any class or series of preferred stock ranking prior to the Class B Preferred Stock with respect to liquidating distributions, to receive from the assets of the Company available for distribution to stockholders an amount in cash or property or a combination thereof, per share, equal to the Stated Liquidation Value, plus all accumulated and accrued but unpaid dividends thereon to the date of payment.

  The Class B Preferred Stock is redeemable at any time at the option of the Company, in whole or in part, for a redemption price per share payable in cash equal to the Stated Liquidation Value, plus all accumulated and accrued but unpaid dividends thereon to and including the redemption date. The Company does not have any mandatory obligation to redeem the Class B Preferred Stock as of any fixed date, at the option of the holders or otherwise.

  Subject to the prior preferences and other rights of any class or series of preferred stock, the Class B Preferred Stock is exchangeable at the option of the Company in whole but not in part at any time for junior subordinated debt securities of the Company ("Junior Exchange Notes"). If the Company exercises its optional exchange right, each holder of outstanding shares of Class B Preferred Stock will be entitled to receive in exchange therefor newly issued Junior Exchange Notes of a series authorized and established for the purpose of such exchange, the aggregate principal amount of which will be equal to the aggregate Stated Liquidation Value of the shares of Class B Preferred Stock so exchanged by such holder, plus all accumulated and accrued but unpaid dividends thereon to and including the exchange date. The Junior Exchange Notes will mature on the fifteenth anniversary of the date of issuance and will be subject to earlier redemption at the option of the Company, in whole or in part, for a redemption price equal to the principal amount thereof plus accrued but unpaid interest. Interest will accrue, and be payable annually, on the principal amount of the Junior Exchange Notes at a rate per annum to be determined prior to issuance by adding a spread of 215 basis points to the "Fifteen Year Treasury Rate" (as defined in the Indenture pursuant to which the Junior Exchange Notes will be issued). Interest will accrue on overdue principal at the same rate, but will not accrue on overdue interest.

  The Class B Preferred Stock ranks senior to the Class A and Class B Common Stock and junior to the Class A Preferred Stock, the Series C Preferred Stock, and the Series E Preferred Stock as to dividend rights, rights to redemption, and rights on liquidation.

  For so long as any dividends are in arrears on the Class B Preferred Stock or any class or series of preferred stock of the Company ranking pari passu with the Class B Preferred Stock which is entitled to payment of cumulative dividends prior to the redemption, exchange, purchase, or other acquisition of the Class B Preferred Stock, and until all dividends accrued up to the immediately preceding dividend payment date on the Class B Preferred Stock and such parity stock shall have been paid or declared and set apart so as to be available for payment in full thereof and for no other purpose, neither the Company nor any subsidiary thereof may redeem, exchange, purchase, or otherwise acquire any shares of Class B Preferred Stock, any such parity stock or any class or series of its capital stock ranking junior to the Class B Preferred Stock, or set aside any money or assets for such purpose, unless all of the outstanding shares of Class B Preferred Stock and such parity stock are redeemed. For so long as any dividends are in arrears on the Class B Preferred Stock and until all dividends accrued up to the immediately preceding dividend payment date on the Class B Preferred Stock shall have been paid or declared and set apart so as to be available for payment in full thereof and for no other purpose, the Company may not declare or pay any dividend on or make any distribution with respect to any junior stock or parity stock or set aside any money or assets for any such purpose, except for dividends declared and paid on parity stock contemporaneously and on a pro rata basis with dividends declared and paid on the Class B Preferred Stock. If the Company fails to redeem or exchange shares of Class B Preferred Stock on a date fixed for redemption or exchange, and until such shares are redeemed or exchanged in full, the Company may not redeem or exchange any parity stock or junior stock, declare or pay any dividend on or make any distribution with respect to any junior stock, or set aside money or assets for such purpose and neither the Company nor any subsidiary thereof may purchase or otherwise acquire any Class B Preferred Stock, parity stock, or junior stock or set aside any money or assets for any such purpose. The failure of the Company to pay any dividends on any class or series of parity stock or to redeem or exchange on any date fixed for redemption or exchange any shares of Class B Preferred Stock shall not prevent the Company from (i) paying any dividends on junior stock solely in shares of junior stock or the redemption, purchase, or other acquisition of junior stock solely in exchange for (together with a cash adjustment for fractional shares, if any), or (but only in the case of a failure to pay dividends on any parity stock) through the application of the proceeds from the sale of, shares of junior stock; or (ii) the payment of dividends on any parity stock solely in shares of parity stock and/or junior stock or the redemption, exchange, purchase, or other acquisition Class B Preferred Stock or parity stock solely in exchange for (together with a cash adjustment for fractional shares, if any), or (but only in the case of a failure to pay dividends on any parity stock) through the application of the proceeds from the sale of, parity stock and/or junior stock.

  The Class B Preferred Stock has no voting rights, except as required by the DGCL, and except that the holders of Class B Preferred Stock have the right to vote with the Class A and Class B Common Stock, on the basis of one vote per share, in any general election of directors of the Company.

  Series C Preferred Stock. The Company is authorized to issue 80,000 shares of Convertible Preferred Stock, Series C ("Series C Preferred Stock"), of which 70,559 were issued and outstanding as of the date of this Prospectus. Each share of Series C Preferred Stock is convertible, at the option of the holder, into 100 shares of Class A Common Stock, subject to anti-dilution adjustments. The dividend, liquidation, and redemption features of the Series C Preferred Stock, each of which is discussed below, are determined by reference to the liquidation value of the Series C Preferred Stock, which as of any date of determination is equal, on a per share basis, to the sum of (i) $2,375, plus
(ii) all dividends accrued on such share through the dividend payment date on or immediately preceding such date of determination to the extent not paid on or before such date, plus (iii), for purposes of determining liquidation and redemption payments, all unpaid dividends accrued on the sums of clauses
(i) and (ii) above, to such date of determination.

  Subject to the prior preferences and other rights of any class or series of preferred stock ranking senior to or on a parity with the Series C Preferred Stock, the holders of Series C Preferred Stock are entitled to receive preferential cumulative cash dividends out of funds legally available therefor. Dividends accrue cumulatively at an annual rate of 5 1/2% of the liquidation value per share, whether or not such dividends are declared or funds are legally or contractually available for payment of dividends, except that if the Company fails to redeem shares of Series C Preferred Stock required to be redeemed on a redemption date, dividends will thereafter accrue cumulatively at an annual rate of 15% of the liquidation value per share. Dividends not paid on any dividend payment date will be added to the liquidation value on such date and remain a part thereof until such dividends and all dividends accrued thereon are paid in full. Dividends will accrue on unpaid dividends at the rate of 5 1/2% (15% under the circumstances described above) per annum, unless such dividends remain unpaid for two consecutive quarters in which event such rate will increase to 15% per annum until such dividends and all dividends accrued thereon are paid in full.

  Upon the dissolution, liquidation, or winding up of the Company, holders of the Series C Preferred Stock will be entitled to receive from the assets of the Company available for distribution to stockholders an amount in cash, per share, equal to the liquidation value of the Series C Preferred Stock.

  The Series C Preferred Stock is subject to optional redemption at any time after August 8, 2001, in whole or in part, by the Company at a redemption price per share equal to the then liquidation value of the Series C Preferred Stock. Subject to the prior preferences and other rights of any other class or series of preferred stock ranking senior to or on a parity with the Series C Preferred Stock and subject to any prohibition or restriction contained in any instrument evidencing indebtedness of the Company, the Series C Preferred Stock is required to be redeemed by the Company at any time on or after August 8, 2001 at the option of the holder, in whole or in part (provided that the aggregate liquidation value of the shares to be redeemed is in excess of $1 million), in each case at a redemption price per share equal to the then liquidation value.

  The Series C Preferred Stock ranks senior to the Class A and Class B Common Stock and Class B Preferred Stock and on a parity basis with the Class A Preferred Stock and the Series E Preferred Stock as to dividend rights, rights to redemption, and rights on liquidation.

  For so long as any dividends are in arrears on the Series C Preferred Stock and until all dividends accrued up to the immediately preceding dividend payment date on the Series C Preferred Stock shall have been paid or declared and set apart so as to be available for payment in full thereof and for no other purpose, the Company may not redeem or otherwise acquire any shares of Series C Preferred Stock or any shares of any class or series of its capital stock ranking junior to the Series C Preferred Stock, unless all of the outstanding shares of Series C Preferred Stock are redeemed. For so long as any dividends are in arrears on the Series C Preferred Stock and until all dividends accrued up to the immediately preceding dividend payment date on the Series C Preferred Stock shall have been paid or declared and set apart so as to be available for payment in full thereof and for no other purpose, the Company may not declare or pay any dividend on or make any other distribution with respect to any junior stock or set aside any money or assets for such purpose, except that the Company may pay a dividend on any class or series of junior stock solely in shares of capital stock ranking junior to the Series C Preferred Stock. If the Company fails to redeem shares of Series C Preferred Stock required to be redeemed on a redemption date, and until all then outstanding shares of Series C Preferred Stock are redeemed in full, the Company may not redeem any junior stock, or otherwise acquire any shares of such stock or Series C Preferred Stock, except that the Company may acquire shares of Series C Preferred Stock pursuant to a purchase or exchange offer made to holders of all outstanding shares of Series C Preferred Stock, if as to holders of all outstanding shares of Series C Preferred Stock, the terms of the purchase or exchange offer for all such shares are identical.

  The holders of Series C Preferred Stock are entitled to vote on an as converted basis on all matters submitted to a vote of holders of Class A and Class B Common Stock and any other class of capital stock of the Company entitled to vote generally on the election of directors. Holders of Series C Preferred Stock are not entitled to vote as a separate class except as otherwise may be required by the DGCL.

  Series E Preferred Stock. The Company is authorized to issue 400,000 shares of Redeemable Convertible Preferred Stock, Series E ("Series E Preferred Stock"), of which 246,402 were issued and outstanding as of the date of this Prospectus and all of which were held by wholly owned subsidiaries of the Company. At any time after the Company amends its Restated Certificate of Incorporation to increase the number of authorized shares of Class A Common Stock to a number that would permit the conversion of all of the shares of Series E Preferred Stock then outstanding, the shares of Series E Preferred Stock shall be convertible, at the option of the holder, into Class A Common Stock at the rate of 1,000 shares of Class A Common Stock for each share of Series E Preferred Stock, subject to anti-dilution adjustments. The dividend, liquidation, and redemption features of the Series E Preferred Stock, each of which is discussed below, are determined by reference to the liquidation preference of the Series E Preferred Stock, which as of any date of determination is equal, on a per share basis, to the sum of (i) $22,303, plus
(ii) all dividends accrued on such share through the dividend payment date on or immediately preceding such date of determination to the extent not paid on or before such date, plus (iii) for purposes of determining liquidation and redemption payments, all unpaid dividends accrued on the sum of clauses (i) and
(ii) above, to such date of determination.

  Subject to the prior preferences and other rights of any class or series of preferred stock ranking prior to the Series E Preferred Stock, the holders of Series E Preferred Stock are entitled to receive preferential cumulative cash dividends out of funds legally available therefor. Dividends accrue cumulatively at an annual rate of 5% of the stated liquidation value per share, whether or not such dividends are declared or funds are legally available for payment of dividends. Dividends not paid on any dividend payment date are added to the liquidation value on such date and remain a part thereof until such dividends are paid. No interest or additional dividends will accrue or be payable with respect to any dividend payment on the Series E Preferred Stock that may be in arrears or with respect to that portion of any other payment on the Series E Preferred Stock that is in arrears which consists of accumulated or accrued and unpaid dividends.

  Upon the dissolution, liquidation or winding up of the Company, holders of the Series E Preferred Stock will be entitled to receive from the assets of the Company available for distribution to stockholders an amount in cash or property or a combination thereof, per share, equal to the liquidation value of the Series E Preferred Stock.

  The Series E Preferred Stock is subject to optional redemption by the Company at any time, in whole or in part, at a redemption price, per share, equal to the then liquidation value of the Series E Preferred Stock. The Company may elect to pay the redemption price (or designated portion thereof) of the shares of Series E Preferred Stock called for redemption by issuing to the holder thereof, in respect of his shares to be redeemed, a number of shares of Class A Common Stock equal to the aggregate redemption price (or designated portion thereof) of such shares divided by the average of the last daily sales prices of the Class A Common Stock for a specified period, subject to adjustments described in the Certificate of Designations establishing the Series E Preferred Stock.

  The Series E Preferred Stock ranks senior to the Class A and Class B Common Stock and the Class B Preferred Stock and on a parity basis with the Class A Preferred Stock and Series C Preferred Stock as to dividend rights, rights to redemption, and rights on liquidation.

  For so long as any dividends are in arrears on the Series E Preferred Stock or any class or series of preferred stock of the Company ranking pari passu with the Series E Preferred Stock which is entitled to payment of cumulative dividends prior to the redemption or other acquisition of the Series E Preferred Stock, and until all dividends accrued up to the immediately preceding dividend payment date on the Series E Preferred Stock and any such parity stock shall have been paid or declared and set apart so as to be available for payment in full thereof and for no other purpose, neither the Company nor any subsidiary thereof may redeem or otherwise acquire any shares of Series E Preferred Stock, any parity stock, or any class or series of capital stock of the Company ranking junior to the Series E Preferred Stock, or set aside any money or assets for any such purpose, unless all of the outstanding shares of Series E Preferred Stock and such parity stock are redeemed. For so long as any dividends are in arrears on the Series E Preferred Stock and until all dividends accrued up to the immediately preceding dividend payment date on the Series E Preferred Stock shall have been paid or declared and set apart so as to be available for payment in full thereof and for no other purpose, the Company may not declare or pay any dividend on or make any distribution with respect to any junior stock or parity stock or set aside any money or assets for any such purpose, except for dividends declared and paid on parity stock contemporaneously and on a pro rata basis with dividends declared and paid on the Series E Preferred Stock. If the Company fails to redeem shares of Series E Preferred Stock required to be redeemed on a redemption date, the Company may not declare or pay any dividend on or make any distribution with respect to any junior stock or set aside money or assets for any such purpose, and neither the Company nor any subsidiary may redeem any parity stock or junior stock, or purchase or otherwise acquire any Series E Preferred Stock, parity stock, or junior stock, or set aside any money or assets for any such purpose, until such shares of Series E Preferred Stock are redeemed. The failure of the Company to pay any dividends on any class or series of parity stock or to redeem on any date fixed for redemption any shares of Series E Preferred Stock shall not prevent the Company from (i) paying any dividends on junior stock solely in shares of junior stock or the redemption or other acquisition of junior stock solely in exchange for (together with a cash adjustment for fractional shares, if any), or (but only in the case of failure to pay dividends on any parity stock) through the application of the proceeds from the sale of shares of junior stock; or (ii) the payment of dividends on any parity stock solely in shares of parity stock and/or junior stock or the redemption or other acquisition of Series E Preferred Stock or parity stock solely in exchange for (together with a cash adjustment for fractional shares, if any), or (but only in the case of a failure to pay dividends on any parity stock) through the application of the proceeds from the sale of shares of parity stock and/or junior stock.

  The Series E Preferred Stock has no voting rights, except as required by the DGCL, and except that at such time as any shares of Series E Preferred Stock are not held by the Company or its majority-owned subsidiaries, such shares will vote with the Class A and Class B Common Stock, on the basis of one vote per share, in any general election of directors of the Company.

  Series D Preferred Stock. The Company has entered into a definitive merger agreement with TeleCable Corporation ("TeleCable") whereby TeleCable will be merged with and into a wholly owned subsidiary of the Company (the "TeleCable Merger"). The terms of the TeleCable Merger contemplate the issuance to the former stockholders of TeleCable of one million shares of a new series of Series Preferred Stock to be designated as "Convertible Preferred Stock, Series D" ("Series D Preferred Stock"), as partial consideration for the proposed acquisition by the Company of TeleCable. If such series is issued, the preferences and relative, participating, optional, or other special rights, qualifications, limitations, or restrictions thereof are expected to be as follows:

  Each share of Series D Preferred Stock will be convertible, at the option of the holder, into 10 shares of Class A Common Stock, subject to anti-dilution adjustments. The dividend, liquidation, and redemption features of the Series D Preferred Stock, each of which is discussed below, will be determined by reference to the liquidation value of the Series D Preferred Stock, which as of any date of determination will equal, on a per share basis, the sum of (i) $300, plus (ii) all dividends accrued on such share through the dividend payment date on or immediately preceding such date of determination to the extent not paid on or before such date, plus (iii) for purposes of determining liquidation and redemption payments, all unpaid dividends accrued on the sum of clauses (i) and
(ii) above, to such date of determination.

  Subject to the prior preferences and other rights of any class or series of preferred stock ranking senior to or on a parity with the Series D Preferred Stock with respect to the payment or declaration of dividends, the holders of Series D Preferred Stock will be entitled to receive preferential cumulative cash dividends out of funds legally available therefor. Dividends will accrue on a daily basis at an annual rate of 5 1/2% of the liquidation value per share, whether or not such dividends are declared or funds are legally or contractually available for payment of dividends, except that if the Company fails to redeem shares of Series D Preferred Stock required to be redeemed on a redemption date, dividends thereafter will accrue cumulatively at an annual rate of 10% of the liquidation value per share until such shares are redeemed. Dividends not paid on any dividend payment date will be added to the liquidation value on such date and remain a part thereof until such dividends and all dividends accrued thereon are paid in full. Dividends will accrue on unpaid dividends at the rate of 5 1/2% (10% under the circumstances described above) per annum, unless such dividends remain unpaid for two consecutive quarters in which event such rate shall increase to 10% per annum until such dividends and all dividends accrued thereon are paid in full. However, to the extent any cash dividends are not paid on any dividend payment date, the amount of such dividends will be converted, to the extent permissible under the DGCL, into shares of Class A Common Stock at a conversion rate equal to 95% of the then "current market price" of the Class A Common Stock, and upon issuance of Class A Common Stock to holders of Series D Preferred Stock in respect of such conversion such dividend will be deemed paid for all purposes.

  Upon the dissolution, liquidation, or winding up of the Company, holders of the Series D Preferred Stock will be entitled to receive from the assets of the Company available for distribution to stockholders an amount in cash, per share, equal to the liquidation value of the Series D Preferred Stock.

  The Series D Preferred Stock will be subject to optional redemption by the Company at any time after the fifth anniversary of its issuance, in whole or from time to time in part, at a redemption price per share equal to the liquidation value of the Series D Preferred Stock. Shares of Series D Preferred Stock may also be subject to optional redemption by the Company after the third anniversary of the issue date, in whole or from time to time in part, at a redemption price per share equal to the liquidation value of the Series D Preferred Stock if the "market value" per share of Class A Common Stock shall have exceeded $37.50 for the period specified in the Certificate of Designations establishing the Series D Preferred Stock. Subject to the prior preferences and other rights of any other class or series of preferred stock ranking senior to or on a parity basis with the Series D Preferred Stock and subject to any prohibition or restriction contained in any instrument evidencing indebtedness of the Company, any holder of Series D Preferred Stock, at such holder's option, may require the Company, at any time after the tenth anniversary of the issuance of such Series D Preferred Stock, to redeem all or a portion of such holder's shares of Series D Preferred Stock, provided that the aggregate liquidation value of the shares to be redeemed is in excess of $50,000 (or, if all of the shares of Series D Preferred Stock held by such holder has an aggregate liquidation value of less than $50,000, all but not less than all of such shares of Series D Preferred Stock), in each case at a redemption price per share equal to the then liquidation value of the Series D Preferred Stock. If the Company fails to effect any redemption of Series D Preferred Stock called for redemption or which a holder has validly requested be redeemed, the holders thereof will have the option to convert their shares of Series D Preferred Stock into Class A Common Stock at a conversion rate equal to the quotient obtained by dividing the redemption price by 95% of the "current market value" of the Class A Common Stock on the redemption date, provided that in the case of a failure by the Company to redeem shares at the request of a holder, the exercise of the foregoing conversion right will be delayed for one year.

  If the Company issues to all holders of Class A Common Stock rights or options to subscribe for or purchase shares of the capital stock (other than Class A or Class B Common Stock) of the Company or of a subsidiary of the Company which (a) is common stock of the issuer thereof or (b) participates in one or more business operations of the issuer thereof in such a manner that if such operations were owned by a corporation and such capital stock were issued thereby such capital stock would be common stock of such corporation, holders of Series D Preferred Stock will have the option, in lieu of any anti-dilution adjustment which might otherwise apply to the conversion rate of Series D Preferred Stock, to exchange a portion of their shares of Series D Preferred Stock for shares of a new series of preferred stock which would be convertible into such capital stock issued upon exercise of such rights or options and which would otherwise contain terms and conditions similar to the Series D Preferred Stock.

  The Series D Preferred Stock will rank senior to the Class A and Class B Common Stock and the Class B Preferred Stock and on a parity basis with the Class A Preferred Stock, Series C Preferred Stock, and Series E Preferred Stock as to dividend rights, rights to redemption, and rights on liquidation.

  For so long as any dividends are in arrears on the Series D Preferred Stock and until all dividends accrued up to the immediately preceding dividend payment date on the Series D Preferred Stock shall have been paid or declared and set apart so as to be available for payment in full thereof and for no other purpose, the Company may not redeem or otherwise acquire any shares of Series D Preferred Stock or any shares of any class or series of its capital stock ranking pari passu with or junior to the Series D Preferred Stock, unless all of the outstanding shares of Series D Preferred Stock are redeemed. For so long as any dividends are in arrears on the Series D Preferred Stock and until all dividends accrued up to the immediately preceding dividend payment date on the Series D Preferred Stock shall have been paid or declared and set apart so as to be available for payment in full thereof and for no other purpose, the Company may not declare or pay any dividend on or make any other distribution with respect to any junior stock or set aside any money or assets for such purpose, except that the Company may pay a dividend on any class or series of junior stock solely in shares of capital stock ranking junior to the Series D Preferred Stock. If the Company fails to redeem shares of Series D Preferred Stock required to be redeemed on a redemption date, and until all then outstanding shares of Series D Preferred Stock are redeemed in full, the Company may not redeem any junior stock, or otherwise acquire any shares of such stock or Series D Preferred Stock, except that the Company may acquire shares of Series D Preferred Stock pursuant to a purchase or exchange offer made to holders of all outstanding shares of Series D Preferred Stock, if as to holders of all outstanding shares of Series D Preferred Stock the terms of the purchase or exchange offer for all such shares are identical.

  The Series D Preferred Stock will have no voting rights, except as required by the DGCL and except that without the consent of the holders of 66 2/3% in liquidation value of the Series D Preferred Stock, the Company may not create any series of Preferred Stock that is senior as to dividend rights, rights to redemption, or rights on liquidation to the Series D Preferred Stock.

                        DESCRIPTION OF DEPOSITARY SHARES


  If so indicated in the applicable Prospectus Supplement, shares of a particular series of Preferred Stock will be represented by Depositary Receipts (as defined below) evidencing Depositary Shares each equivalent to a specified fractional interest in a share of such series of Preferred Stock. The description set forth below and in any Prospectus Supplement of certain provisions of the Deposit Agreement (as defined below) and of the Depositary Shares and Depositary Receipts does not purport to be complete and is subject to and qualified in its entirety by reference to the Deposit Agreement and Depositary Receipts relating to such series of Preferred Stock, forms of which are filed as exhibits to the Registration Statement of which this Prospectus is a part.

GENERAL

  The Company may, at its option, elect to offer interests in fractions of shares of Preferred Stock in lieu of shares of the Preferred Stock. In such event, the Company will provide for the issuance by a Depositary of receipts ("Depositary Receipts") for Depositary Shares, each of which will represent an interest in a fraction (to be set forth in the Prospectus Supplement relating to a particular series of the Preferred Stock) of a share of a particular series of the Preferred Stock as described below.

  The shares of any series of Preferred Stock underlying the Depositary Shares will be deposited under a separate Deposit Agreement (the "Deposit Agreement") between the Company and a bank or trust company selected by the Company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 (the "Depositary"). The Prospectus Supplement relating to a series of Depositary Shares will set forth the name and address of the Depositary. Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fraction of a share of Preferred Stock underlying such Depositary Share, to all the rights and preferences of the Preferred Stock underlying such Depositary Share (including dividend, voting, redemption, conversion, and liquidation rights).

  The Depositary Shares will be evidenced by Depositary Receipts issued pursuant to the Deposit Agreement.

  Pending the preparation of definitive Depositary Receipts, the Depositary may, upon the written order of the Company, issue temporary Depositary Receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive Depositary Receipts but not in definitive form. Definitive Depositary Receipts will be prepared thereafter without unreasonable delay, and temporary Depositary Receipts will be exchangeable for definitive Depositary Receipts at the Company's expense.


DIVIDENDS AND OTHER DISTRIBUTIONS

  The Depositary will distribute all cash dividends or other cash distributions in respect of shares of Preferred Stock to the record holders of Depositary Shares in proportion, insofar as practicable, to the number of Depositary Shares owned by such holders.

  In the event of a distribution other than cash in respect of shares of Preferred Stock, the Depositary will distribute property received by it to the record holders of Depositary Shares in proportion, insofar as practicable, to the number of Depositary Shares owned by such holders, unless the Depositary determines that it is not feasible to make such distribution, in which case the Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including sale (at public or private sale) of such property and distribution of the net proceeds from such sale to such holders.

  The amount distributed in any of the foregoing cases will be reduced by any amount required to be withheld by the Company or the Depositary on account of taxes.

REDEMPTION OF DEPOSITARY SHARES

  If a series of Preferred Stock underlying the Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such series of Preferred Stock held by the Depositary. The redemption price per Depositary Share will be equal to the applicable fraction of the redemption price per share payable with respect to such series of Preferred Stock. Whenever the Company redeems shares of Preferred Stock held by the Depositary, the Depositary will redeem as of the same redemption date the number of Depositary Shares relating to shares of Preferred Stock so redeemed. If less than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata as may be determined by the Depositary to be equitable.

  After the date fixed for redemption, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depositary Shares will cease, except the right to receive the moneys payable upon such redemption and any money or other property to which the holders of such Depositary Shares were entitled upon such redemption upon surrender to the Depositary of the Depositary Receipts evidencing such Depositary Shares.

RECORD DATE

  Whenever (i) any cash dividend or other cash distribution shall become payable, any distribution other than cash shall be made, or any rights, preferences, or privileges shall be offered with respect to the shares of a series of Preferred Stock underlying the Depositary Shares, or (ii) the Depositary shall receive notice of any meeting at which holders of shares of such Preferred Stock are entitled to vote or of which holders of shares of such Preferred Stock are entitled to notice, or of any election on the part of the Company to call for redemption any shares of such Preferred Stock, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date for the shares of such Preferred Stock) for the determination of the holders of Depositary Shares (x) who shall be entitled to receive such dividend, distribution, rights, preferences, or privileges, (y) who shall be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting, or (z) who shall be subject to such redemption, subject to the provisions of the Deposit Agreement.

VOTING

  Upon receipt of notice of any meeting at which holders of shares of a series of Preferred Stock underlying the Depositary Shares are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of Depositary Shares relating to such Preferred Stock. Each record holder of Depositary Shares on the record date (which will be the same date as the record date for the underlying Preferred Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the number of shares of Preferred Stock represented by such holder's Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the number of shares of Preferred Stock represented by such Depositary Shares in accordance with such instructions, and the Company has agreed to take all reasonable action which may be deemed necessary by the Depositary in order to enable the Depositary to do so.

  The Depositary will abstain from voting shares of Preferred Stock to the extent it does not receive specific written voting instructions from the holders of Depositary Shares representing such Preferred Stock.

WITHDRAWAL OF UNDERLYING PREFERRED STOCK

  Unless otherwise indicated in the applicable Prospectus Supplement, upon surrender of Depositary Receipts at the Corporate Office (as defined in the Deposit Agreement) of the Depositary, the owner of the Depositary Shares evidenced thereby will be entitled to delivery at such office of certificates evidencing the number of shares of Preferred Stock (but only in whole shares of Preferred Stock) represented by such Depositary Receipts. If the Depositary Receipts delivered by a holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of Preferred Stock to be withdrawn, the Depositary will at the same time deliver to such holder a new Depositary Receipt or Receipts evidencing such excess number of Depositary Shares.

AMENDMENT AND TERMINATION OF DEPOSIT AGREEMENT

  The form of Depositary Receipts and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Depositary. However, any amendment that imposes any fees, taxes, or other charges payable by holders of Depositary Shares (other than taxes and other governmental charges, fees, and other expenses payable by such holders as stated under "Charges of

Depositary"), or that otherwise prejudices any substantial existing right of holders of Depositary Shares, will not take effect as to outstanding Depositary Shares until the expiration of 90 days after notice of such amendment has been mailed to the record holders of outstanding Depositary Shares. Every holder of Depositary Shares at the time any such amendment becomes effective shall be deemed to consent and agree to such amendment and to be bound by the Deposit Agreement, as so amended.

  Whenever so directed by the Company, the Depositary will terminate the Deposit Agreement after mailing notice of such termination to the record holders of all Depositary Shares then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Depositary Agreement if at any time 45 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment. If any Depositary Shares remain outstanding after the date of termination, the Depositary thereafter will discontinue the transfer of Depositary Shares, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the Deposit Agreement except as provided below and except that the Depositary will continue to collect dividends on the Preferred Stock underlying such Depositary Shares and any other distributions with respect thereto. At any time after the expiration of two years from the date of termination, the Depositary may sell the Preferred Stock then held by it at public or private sale, at such place or places and upon such terms as it deems proper and may thereafter hold the net proceeds of any such sale, together with any money and other property then held by it, without liability for interest thereon, for the pro rata benefit of the holders of Depositary Shares. The Company does not presently intend to terminate any Deposit Agreement or to permit the resignation of any Depositary without appointing a successor depositary.

CHARGES OF DEPOSITARY

  The Company will pay all charges of the Depositary, including charges in connection with the initial deposit of shares of any series of Preferred Stock, the initial execution and delivery of the Depositary Receipts, the distribution of information to the holders of Depositary Receipts with respect to matters on which such Preferred Stock is entitled to vote, withdrawals of shares of such Preferred Stock, or redemption or conversion of shares of such Preferred Stock, except for taxes (including transfer taxes, if any) and other governmental charges and such other charges as are provided in the Deposit Agreement to be at the expense of holders of Depositary Receipts.

MISCELLANEOUS

  The Depositary will make available for inspection by holders of Depositary Receipts at its Corporate Office any reports and communications from the Company that are delivered to the Depositary and made generally available to the holders of shares of the series of Preferred Stock underlying the Depositary Shares.

  Neither the Depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control from or in performing its obligations under the Deposit Agreement.

                          DESCRIPTION OF WARRANTS

  The Company may issue Warrants for the purchase of a particular class of Common Stock or a particular series of Preferred Stock. If so indicated in the applicable Prospectus Supplement, shares of a particular series of Preferred Stock that may be purchased upon exercise of Warrants will be represented by Depositary Receipts evidencing Depositary Shares, each equivalent to a specified fractional interest in a share of such series of Preferred Stock. See "Description of Depositary Shares." Warrants may be issued independently or together with a particular class of Common Stock or a particular series of Preferred Stock offered by any Prospectus Supplement and may be attached to or separate form such Common Stock or Preferred Stock. Each series of Warrants will be issued under a separate warrant agreement (a "Warrant Agreement") to be entered into between the Company and a warrant agent to be designated by the Company (the "Warrant Agent"), all as set forth in the Prospectus Supplement relating to the particular issue of offered Warrants. The Warrant Agent will act solely as an agent of the Company in connection with the Warrants and will not assume any obligation or relationship of agency or trust for or with any holders of Warrants or beneficial owners of Warrants. Holders of Warrants (without the consent of the Warrant Agent, the holders of any Common Stock or Preferred Stock issued upon exercise of Warrants for the purchase of such Common Stock or Preferred Stock, respectively, or the holder of any other Warrants) may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action, or proceeding against the Company suitable to enforce or otherwise in respect of, their rights to exercise Warrants evidenced by Warrant Certificates. Copies of the forms of Warrant Agreements, including the forms of Warrant Certificates representing the Warrants, are filed as exhibits to the Registration Statement of which this Prospectus is a part. The following summary of certain provisions of the Warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Warrant Agreements.

  Reference is made to the Prospectus Supplement relating to any particular issue of Warrants for the terms of such Warrants, including, where applicable:
(i) the initial public offering price of such Warrants; (ii) the title and terms of any class of Common Stock with which such Warrants are issued, the number of such Warrants issued with each share of such Common Stock offered, and the date, if any, on or after such Warrants and the related Common Stock will be separately transferable; (iii) the title, number, and terms of any class of Common Stock purchasable upon exercise of Warrants to purchase Common Stock and the price at which such number of shares of Common Stock of such class may be purchased upon such exercise; (iv) the title and terms of any series of Preferred Stock with which such Warrants are issued, the number of such Warrants issued with each share of Preferred Stock offered, and the date, if any, on or after such Warrants and the related Preferred Stock will be separately transferable; (v) the designation, number, stated value, and terms (including, without limitation, liquidation, dividend, conversion, and voting rights) of the series of Preferred Stock purchasable upon exercise of Warrants to purchase Preferred Stock, the price at which such number of shares of Preferred Stock of such series may be purchased upon such exercise, and whether the Company has elected to deliver Depositary Shares for such Preferred Stock upon exercise of such Warrants; (vi) the date on which the right to exercise such Warrants shall commence and the date (the "Expiration Date") on which such right shall expire; (vi) U.S. federal income tax consequences applicable to such Warrants; and (vii) any other terms of such Warrants. Warrants will be issued in registered form only. The exercise price for Warrants may be subject to adjustment in accordance with the applicable Prospectus Supplement.

  Unless otherwise provided in the related Prospectus Supplement, each Warrant will entitle the holder thereof to purchase such number of shares of Common Stock or Preferred Stock, as the case may be, at such exercise price as shall in each case be set forth in, or calculable from, the Prospectus Supplement relating to the offered Warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such Prospectus Supplement. After the close of business on the Expiration Date (or such later date to which such Expiration Date may be extended by the Company), unexercised Warrants will become void. The place or places where, and the manner in which, Warrants may be exercised will be specified in the Prospectus Supplement relating to such Warrants.

  Prior to the exercise of any Warrants to purchase a particular class of Common Stock or a particular series of Preferred Stock, holders of such Warrants will not have any rights of holders of such Common Stock or Preferred Stock purchasable upon such exercise, including the right to receive payments of dividends, if any, on such Common Stock or Preferred Stock purchasable upon such exercise or to exercise any applicable right to vote.

  Unless otherwise provided in the related Prospectus Supplement, each Warrant Agreement may be amended by the Company and the Warrant Agent (i) without the consent of the holders of Warrants for the purpose of curing any ambiguity, curing, correcting, or supplementing any defective provision contained therein or making such provisions with respect to matters or questions arising thereunder as the Company and the Warrant Agent may deem necessary or desirable, provided that such action will not have a material adverse effect on the interests of the holders of Warrants, and (ii) with the consent of the holders of not less than a majority of the Warrants then outstanding and unexercised for any other reason.


                           PLAN OF DISTRIBUTION

  The Company may sell the Offered Securities on a negotiated or competitive bid basis to or through underwriters or dealers, and also may sell the Offered Securities directly to other purchasers or through agents.

  The distribution of the Offered Securities may be effected from time to time in one of more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

  If an underwriter or underwriters are utilized in the sale, the Company will execute an underwriting agreement with such underwriters and the names of the underwriters and the terms of the transaction will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Offered Securities. Unless otherwise indicated in the Prospectus Supplement, the obligations of any underwriters to purchase the Offered Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the Offered Securities if any are purchased. Such underwriters may include Bear, Stearns & Co. Inc., Citicorp Securities Markets, Inc., Donaldson, Lufkin & Jenrette Securities Corporation, CS First Boston Corporation, Furman & Selz, Goldman, Sachs & Co., Lehman Brothers, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Oppenheimer & Co., Inc., PaineWebber Incorporated, or Salomon Brothers Inc, or may be a group of underwriters represented by firms including one or more of such firms.

  If a dealer is utilized in the sale, the Company will sell the Offered Securities to the dealer as principal. The dealer may then resell the Offered Securities to the public at varying prices to be determined by such dealer at the time of resale.

  Offers to purchase Offered Securities may be solicited by the Company or agents designated by the Company from time to time. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

  In connection with the sale of the Offered Securities, underwriters, dealers, and agents may receive compensation in the form of discounts, concessions, or commissions from the Company or from purchasers of the Offered Securities for whom they may act as agents. Underwriters, dealers, and agents that participate in the distribution of the Offered Securities may be deemed to be underwriters as that term is defined in the Securities Act, and any discounts or commissions received by them from the Company and any profits on the resale of the Offered Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such person who may be deemed to be an underwriter will be identified and any such compensation received from the Company will be described in the Prospectus Supplement.

  If so indicated in the Prospectus Supplement, the Company will authorize agents and underwriters to solicit offers by certain specified institutions to purchase Offered Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Institutions with whom such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions but shall in all cases be subject to the approval of the Company. Such contracts will be subject only to those conditions set forth in the Prospectus Supplement and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

  Agents, underwriters and dealers may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, underwriters, or dealers may be required to make in respect thereof. Agents, underwriters, and dealers may be customers of, engage in transactions with, or perform services for the Company in the ordinary course of business.

  The anticipated place and time of delivery for the Offered Securities will be set forth in the Prospectus Supplement.

                                 LEGAL MATTERS

  Certain legal matters with respect to the Offered Securities offered hereby will be passed upon for the Company by Baker & Botts, L.L.P., New York, New York. Mr. Jerome H. Kern, a partner of Baker & Botts, L.L.P., is a director of the Company. Mr. Kern holds options to purchase shares of Class A Common Stock.

                                    EXPERTS

  The consolidated balance sheets of TCI Communications, Inc. (formerly Tele-Communications, Inc.) and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1993, and the related financial statement schedules, which appear in the Annual Report on Form 10-K, as amended, of TCI Communications, Inc. for the year ended December 31, 1993, have been incorporated by reference herein in reliance upon the reports, dated March 21, 1994, of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The reports of KPMG Peat Marwick LLP refer to a change in the method of accounting for income taxes in 1993.

  The consolidated balance sheets of Liberty Media Corporation and subsidiaries (Successor) as of December 31, 1993 and 1992, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended December 31, 1993 and 1992 and the period from April 1, 1991 to December 31, 1991 (Successor Periods) and the consolidated statements of operations, stockholders' equity, and cash flows of Liberty Media (a combination of certain programming interests and cable television assets of TCI Communications, Inc. (formerly Tele-Communications, Inc.)) (Predecessor) for the period from January 1, 1991 to March 31, 1991 (Predecessor Period), included in the Form 8-K of TCI Communications, Inc. dated April 6, 1994, have been incorporated by reference herein in reliance upon the report, dated March 18, 1994, of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP refers to a change in the method of accounting for income taxes in 1993.

  The financial statements of TeleCable Corporation as of December 31, 1993 and 1992 and for each of the two years in the period ended December 31, 1993, incorporated herein by reference to the Current Report on Form 8-K of the Company dated August 26, 1994, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRE-SENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS OR THE PROSPECTUS SUP-PLEMENT IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SE-CURITIES OTHER THAN THOSE SPECIFICALLY OFFERED HEREBY OR OF ANY SECURITIES OF-FERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE AN OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER SHALL, UN-DER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE.

                                ---------------

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
Available Information.....................................................   2
Incorporation of Documents By Reference...................................   2
Certain Considerations....................................................   3
The Company...............................................................   4
Use of Proceeds...........................................................   6
Ratios of Earnings to Combined Fixed Charges and Preferred Stock Divi-
 dends....................................................................   7
Description of Common Stock...............................................   7
Description of Preferred Stock............................................   9
Description of Depositary Shares..........................................  19
Description of Warrants...................................................  22
Plan of Distribution......................................................  24
Legal Matters.............................................................  25
Experts...................................................................  25


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


                      LOGO TELE-COMMUNICATIONS, INC.

                               COMMON STOCK

                              PREFERRED STOCK

                                 WARRANTS


                                ---------------

                                   PROSPECTUS

                                ---------------

                             JANUARY   , 1995

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  Expenses to be borne by the Company in connection with the issuance and distribution of the Depositary Shares are set forth below.

      Registration Fee................................................ $198,276
      Blue Sky Fees and Expenses (including counsel fees)*............ $ 15,000
      Legal Fees and Expenses*........................................ $100,000
      Accounting Fees and Expenses*................................... $ 25,000
      Printing Fees and Expenses*..................................... $130,000
      Depositary Fees*................................................ $  5,000
      Miscellaneous*.................................................. $ 26,724
                                                                       --------
          Total....................................................... $500,000
                                                                       ========

- --------
   * Estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 145 of the Delaware General Corporation Law provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by him in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

  Section 102(b)(7) of the Delaware General Corporation Law provides, generally, that the certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of Title 8, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

  Article V, Section E of the Company's Restated Certificate of Incorporation provides as follows:

    1. Limitation on Liability.

      To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this paragraph 1 shall be prospective only and shall not adversely affect any limitation, right or protection of a director of the Corporation existing at the time of such repeal or modification.

    2. Indemnification.

      (a) Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such person. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Section E. The Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

      (b) Prepayment of Expenses. The Corporation shall pay the expenses (including attorneys' fees) incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this paragraph or otherwise.

      (c) Claims. If a claim for indemnification or payment of expenses under this paragraph is not paid in full within 60 days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

      (d) Non-Exclusivity of Rights. The rights conferred on any person by this paragraph shall not be exclusive of any other rights which such person may [have] or hereafter acquire under any statute, provision of this Certificate, the Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

      (e) Other Indemnification. The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

  Article II, Section 2.9 of the Company's Bylaws also contains an indemnity provision, requiring the Company to indemnify members of the Board of Directors and officers of the Company and their respective heirs, personal representatives and successors in interest for or on account of any action performed on behalf of the Corporation, to the fullest extent provided by the Delaware corporation laws and the Company's Restated Certificate of Incorporation.

  The Company has also entered into indemnification agreements with each of its directors (each director, an "indemnitee"). The indemnification agreements provide (i) for the prompt indemnification to the fullest extent permitted by law against any and all expenses, including attorneys' fees and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness or participating in (including on appeal), or in preparing for ("Expenses"), any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation ("Claim"), related to the fact that such indemnitee is or was a director, officer, employee, agent or fiduciary of the Company or is or was serving at the Company's request as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by a director or officer in any such capacity, and against any and all judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection therewith) of any Claim, unless the Reviewing Party (one or more members of the Board of Directors or other person appointed by the Board of Directors, who is not a party to the particular claim, or independent legal counsel) determines that such indemnification is not permitted under applicable law and (ii) for the prompt advancement of Expenses, and for reimbursement to the Company if the Reviewing Party determines that such indemnitee is not entitled to such indemnification under applicable law. In addition, the indemnification agreements provide (i) a mechanism through which an indemnitee may seek court relief in the event the Reviewing Party determines that the indemnitee would not be permitted to be indemnified under applicable law (and therefore is not entitled to indemnification or expense advancement under the indemnification agreement) and
(ii) indemnification against all expenses (including attorneys' fees), and advancement thereof if requested, incurred by the indemnitee in seeking to collect an indemnity claim or advancement of expenses from the Company or incurred in seeking to recover under a directors' and officers' liability insurance policy, regardless of whether successful or not. Furthermore, the indemnification agreements provide that after there has been a "change in control" in the Company (as defined in the indemnification agreements), other than a change in control approved by a majority of directors who were directors prior to such change, then, with respect to all determinations regarding a right to indemnity and the right to advancement of Expenses, the Company will seek legal advice only from independent legal counsel selected by the indemnitee and approved by the Company.

  The indemnification agreements impose upon the Company the burden of proving that an indemnitee is not entitled to indemnification in any particular case and negate certain presumptions that may otherwise be drawn against an indemnitee seeking indemnification in connection with the termination of actions in certain circumstances. Indemnitees' rights under the indemnification agreements are not exclusive of any other rights they may have under Delaware law, the Company's Bylaws or otherwise. Although not requiring the maintenance of directors' and officers' liability insurance, the indemnification agreements require that indemnitees be provided with the maximum coverage available for any Company director or officer if there is such a policy.

  The Company may purchase liability insurance policies covering its directors and officers.

  ITEM 16. EXHIBITS.


      1.1      Form of Underwriting Agreement.
      3.1      Registrant's Restated Certificate of Incorporation, as
               amended.*
      4.1      Form of Certificate of Designations for Preferred Stock.**
      4.2      Form of Deposit Agreement including form of Depositary Re-
               ceipt.
      4.3      Form of Preferred Stock Warrant Agreement.
      4.4      Form of Class A Common Stock Warrant Agreement.
      5        Opinion of Baker & Botts, L.L.P., Counsel to Registrant.
      8        Tax Opinion of Baker & Botts, L.L.P.**
     12.1      Calculation of Ratios of Earnings to Combined Fixed
               Charges and Preferred Stock Dividends.
     23.1      Consent of KPMG Peat Marwick LLP.


     23.2      Consent of KPMG Peat Marwick LLP.
     23.3      Consent of Price Waterhouse LLP.
     23.4      Consent of Baker & Botts, L.L.P. (included in Exhibit 5).
     24        Powers of Attorney.*

- --------

 * Previously filed.

** To be filed as an exhibit to Form 8-K in reference to the specific offering of Preferred Stock, if any, to which it applies.

ITEM 17. UNDERTAKINGS.

  The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (5) If any of the Offered Securities are offered at competitive bidding,
  (a) to use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of section 10(a) of the Act, and relating to the securities offered at competitive bidding, as contained in the registration statement, together with any supplements thereto and (b) to file an amendment to the registration statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS AMENDMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF GREENWOOD VILLAGE, STATE OF COLORADO, ON JANUARY 11, 1995.

                                          Tele-Communications, Inc.

                                                /s/ Stephen M. Brett
                                          By: _________________________________

                                             Name: Stephen M. Brett

                                             Title:Executive Vice President

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----


                 *                   Chairman of the Board and
____________________________________   Director
           (Bob Magness)

                 *                   President and Director
____________________________________   (Principal Executive
          (John C. Malone)             Officer)

                 *                   Executive Vice President and
____________________________________   Director (Principal
         (Donne F. Fisher)             Financial and Accounting
                                       Officer)

                 *                   Director
____________________________________
         (John W. Gallivan)

                 *                   Director
____________________________________
           (Kim Magness)

____________________________________ Director
         (Robert A. Naify)

                 *                   Director
____________________________________
          (Jerome H. Kern)

____________________________________ Director
           (Tony Coelho)

____________________________________ Director
           (R. E. Turner)


    /s/ Stephen M. Brett

*By: ___________________________                          January 11, 1995

  Name: Stephen M. Brett

  Title:Attorney-in-Fact

                                 EXHIBIT INDEX

                                                                     SEQUENTIAL
 EXHIBITS                                                             PAGE NO.
 --------                                                            ----------
  1.1     Form of Underwriting Agreement.
  3.1     Registrant's Restated Certificate of Incorporation, as
          amended.*
  4.1     Form of Certificate of Designations for Preferred
          Stock.**
  4.2     Form of Deposit Agreement including form of Depositary
          Receipt.
  4.3     Form of Preferred Stock Warrant Agreement.
  4.4     Form of Class A Common Stock Warrant Agreement.
  5       Opinion of Baker & Botts, L.L.P., Counsel to Registrant.
  8       Tax Opinion of Baker & Botts, L.L.P.**
 12.1     Calculation of Ratios of Earnings to Combined Fixed
          Charges and Preferred Stock Dividends.
 23.1     Consent of KPMG Peat Marwick LLP.
 23.2     Consent of KPMG Peat Marwick LLP.
 23.3     Consent of Price Waterhouse LLP.
 23.4     Consent of Baker & Botts, L.L.P. (included in Exhibit
          5).
 24       Powers of Attorney.*

- --------

 * Previously filed.

** To be filed as an exhibit to Form 8-K in reference to the specific offering of Preferred Stock, if any, to which it relates.